UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 22, 2015 (October 20, 2015)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Share Owners of Kimball International, Inc. (the “Company,”) was held on October 20, 2015, and the following items were voted on by Share Owners:
a. Based on the following election results, the Class I director nominees were elected to serve a term of three years until the 2018 meeting of Share Owners, or until their respective successors have been duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Timothy J. Jahnke	21,793,342	8,044,910	2,465,543	73%
Thomas J. Tischhauser	20,894,457	8,943,795	2,465,543	70%

b. The Kimball International, Inc. Amended and Restated 2010 Profit Sharing Incentive Bonus Plan was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
29,161,652	563,376	113,224	2,465,543	98%

c. The appointment of the Deloitte Entities, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ended June 30, 2016 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
32,132,151	41,787	129,857	99.9%

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Amended and Restated 2010 Profit Sharing Incentive Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: October 22, 2015

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated 2010 Profit Sharing Incentive Bonus Plan